                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934





Date of Report (Date of earliest event reported) December 13, 1996
                                                 -------------------------------

                              JG Industries, Inc.
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            (Exact name of registrant as specified in its charter)




Illinois                       1-258                    36-1141010
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(State or other                (Commission              (I.R.S. Employer
  jurisdiction of              File Number)             Identification No.)
  Incorporation)
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              5630 West Belmont Avenue, Chicago, Illinois  60634
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                 (Address of principal executive offices)    (Zip Code)




Registrant's telephone number, including area code   (773) 481-5410
                                                     ---------------------------



                                      N/A
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        (Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant
        --------------------------------

     On December 13, 1996, JG Industries, Inc. (the "Company"), pursuant to the terms of a certain Stock Purchase Agreement (the "Jupiter Purchase Agreement"), by and among Jupiter Industries, Inc. ("Jupiter") and the Company, purchased from Jupiter, (i) 3,879,773 shares of the Company's Common Stock, and (ii) 445 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $5,510,864, of which $2,500,108 was paid in cash, $1,264,858 was paid by offset against liabilities of Jupiter to the Company, and $1,745,898 was paid by delivery of a promissory note.

     Prior to consummation of the transactions contemplated by the Jupiter Purchase Agreement, Jupiter was the Company's largest stockholder, holding 3,897,773 shares of the Company's Common Stock (approximately 55.2% of the issued and outstanding Common Stock) and all of the Company's issued and outstanding Series A Preferred Stock.

     The Jupiter Purchase Agreement and the transactions contemplated thereby are described in the Company's definitive proxy statement for the Company's December 12, 1996 annual meeting, and a copy of the Jupiter Purchase Agreement is attached as Exhibit B to such proxy statement. The description above incorporates by reference such proxy statement and exhibit.

Item 5. Other Events
        ------------

     On December 13, 1996, the Company, pursuant to the terms of a certain Series B Convertible Preferred Stock Purchase Agreement (the "Series B Preferred Stock Purchase Agreement"), by and among William Hellman, Philip Rootberg and Sheldon Harris (collectively, the "Purchasers") and the Company, issued and sold to the Purchasers, through a private placement, 1,500 shares of Series B Convertible Preferred Stock of the Company, no par value per share (the "Series B Preferred Shares"), for an aggregate purchase price of $1,500,000.

     Mr. Hellman is a director of the Company, Chairman of the Board of Directors and Chief Executive Officer of the Company, and President of Goldblatt's Department Stores, Inc. ("Goldblatt's"), Mr. Rootberg is a director of the Company and Vice President of the Company, and Mr. Harris is a director of the Company and a former employee of Goldblatt's. After giving effect to the transactions contemplated in the Jupiter Purchase Agreement described in Item 1 above and the transactions contemplated in the Series B Preferred Stock Purchase Agreement, Messrs. Hellman, Rootberg and Harris control approximately 45.7% of the Company's voting securities.

     The holders of Series B Preferred Shares are entitled to vote with the holders of Common Stock on all matters submitted to a vote of the Company's shareholders as a single class, with each Series B Preferred Share having the number of votes equal to the number of shares of Common Stock into which one share of Series B Preferred Stock may be converted. Currently, each share of Series B Preferred Stock is entitled to 1,333.33 votes.

     The holders of Series B Preferred Shares may convert all or any portion of such shares into the number of shares of the Company's Common Stock computed by dividing (i) the product of (A) the number of Series B Preferred Shares to be converted, times (B) 1,000, by (ii) the conversion price. The current conversion price is $0.75. Accordingly, each Series B Share is presently convertible into 1,333.33 shares of Common Stock.

     Dividends upon each Series B Preferred Share accrue daily at a rate equal to 9% per annum.

     The Series B Preferred Stock Purchase Agreement, the transactions contemplated thereby, and the Series B Preferred Shares are described in the Company's definitive proxy statement for the Company's December 12, 1996 annual meeting. A copy of the Series B Preferred Stock Purchase Agreement is attached as Exhibit A to the proxy statement, and a copy of the Statement of Resolution Establishing Series Relating To The Series B Convertible Preferred Stock, With No Par Value Per Share, of JG Industries, Inc. is attached to such proxy statement as Exhibit A to Series B Preferred Stock Purchase Agreement. The description above incorporates by reference such proxy statement and exhibits.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits
          --------

     1. Stock Purchase Agreement, dated December 13, 1996, by and among Jupiter Industries, Inc. ("Jupiter") and the Registrant. (Incorporated by reference from the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on November 22, 1996.)

     2. Series B Convertible Preferred Stock Purchase Agreement, dated December 13, 1996, by and among William Hellman, Philip Rootberg and Sheldon Harris and the Registrant. (Incorporated by reference from the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on November 22, 1996.)

     3. Statement of Resolution Establishing Series Relating To The Series B Convertible Preferred Stock, With No Par Value Per Share, of JG Industries, Inc., filed with the office of the Secretary of State of the State of Illinois on December 13, 1996. (Incorporated by reference from the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on November 22, 1996.)

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  JG INDUSTRIES, INC.


                                                  /s/ Clarence Farrar
                                                  ---------------------
                                                  Clarence Farrar
                                                  President
Dated: December 27, 1996



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